EXHIBIT 16



                                                     DE VISSER & COMPANY
                                                     CHARTERED ACCOUNTANTS



                                                     February 20, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA 20549

Re: NEVER MISS A CALL, INC.
    File Ref. No. 0-30745

Commissioners:

We have read the statements made by Never Miss A Call, Inc. in Item 4 of its Current Report on Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

                                                     Very truly yours,

                                                     DEVISSER & COMPANY
                                            By:      /s/ DeVisser & Company
                                                     -----------------------
                                                     Peter de Visser
                                                     Partner